Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2002-3

Section 5.2 - Supplement				Distribution Date:	12/15/2008
				Period Type:	Revolving
(i)		Monthly Principal Distributed	0.00		0.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	1,560,650.00
		Class B Note Interest Requirement	152,920.83
		Net Class C Note Interest Requirement	231,914.36		1,945,485.19

(iii)		Collections of Principal Receivables			216,494,247.47

(iv)		Collections of Finance Charge Receivables			18,289,297.63

(v)		Aggregate Amount of Principal Receivables			10,012,073,508.28
		Investor Interest			1,500,000,000.00
		Adjusted Interest			1,500,000,000.00

		Floating Investor Percentage			14.98%
		Fixed Investor Percentage			14.98%

(vi)		Receivables Delinquent (As % of Total Receivables)
		Current to 29 days			96.26%
		30 to 59 days			1.15%
		60 to 89 days			0.83%
		90 or more days			1.76%

		Total Receivables			100.00%

(vii)		Investor Default Amount			7,364,474.27

(viii)		Investor Charge-Offs			0.00

(ix)		Reimbursed Investor Charge-Offs			0.00

(x)		Net Investor Servicing Fee			625,000.00

(xi)		Portfolio Yield (Net of Defaulted Receivables)			8.99%

(xii)		Reallocated Principal Collections			0.00

(xiii)		Accumulation Shortfall			0.00

(xiv)		Principal Funding Investment Proceeds			0.00

(xv)		Principal Funding Investment Shortfall			0.00

(xvi)		Available Investor Finance Charge Collections			17,048,070.91

(xvii)	Note Rate	Class A	1.59250%
		Class B	1.87250%
		Class C	2.45250%

(xviii)	Spread Account				15,000,000.00

By:	/s/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	12/15/2008
				Period Type:	Revolving
(i)		Monthly Principal Distributed	0.00		0.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	787,470.83
		Class B Note Interest Requirement	81,806.18
		Net Class C Note Interest Requirement	123,256.96		992,533.97

(iii)		Collections of Principal Receivables			104,638,886.29

(iv)		Collections of Finance Charge Receivables			8,839,827.19

(v)		Aggregate Amount of Principal Receivables			10,012,073,508.28
		Investor Interest			725,000,000.00
		Adjusted Interest			725,000,000.00

		Floating Investor Percentage			7.24%
		Fixed Investor Percentage			7.24%

(vi)		Receivables Delinquent (As % of Total Receivables)
		Current to 29 days			96.26%
		30 to 59 days			1.15%
		60 to 89 days			0.83%
		90 or more days			1.76%

		Total Receivables			100.00%

(vii)		Investor Default Amount			3,559,495.90

(viii)		Investor Charge-Offs			0.00

(ix)		Reimbursed Investor Charge-Offs			0.00

(x)		Net Investor Servicing Fee			302,083.33

(xi)		Portfolio Yield (Net of Defaulted Receivables)			8.98%

(xii)		Reallocated Principal Collections			0.00

(xiii)		Accumulation Shortfall			0.00

(xiv)		Principal Funding Investment Proceeds			0.00

(xv)		Principal Funding Investment Shortfall			0.00

(xvi)		Available Investor Finance Charge Collections			8,235,660.52

(xvii)	Note Rate	Class A	1.66250%
		Class B	2.07250%
		Class C	2.67250%

(xviii)		Spread Account			7,250,000.00

By:	/s/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President